Exhibit 4.3


                        AMCON DISTRIBUTING COMPANY

                      SECURITIES PURCHASE AGREEMENT


This Securities Purchase Agreement ("Agreement") as of the 3rd day of March, 2006 by and between AMCON DISTRIBUTING COMPANY, a Delaware corporation (the "Company" or "AMCON") and Draupnir Capital, LLC, a Delaware limited liability company (the "Purchaser").

WHEREAS, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, certain Securities (as defined below) of the Company; and

WHEREAS, the Company and Purchaser desire to set forth certain matters and procedures relating to the structure, governance, financing and management of the Company and its Subsidiaries.

NOW, THEREFORE, the parties hereto AGREE as follows:

SECTION 1.  THE SECURITIES.

     Section 1.1. Subject to the terms and conditions set forth herein, the Company will issue and sell 80,000 shares of its Series C Convertible Preferred Stock with the terms set forth on the Certificate of Designations ("Certificate of Designations") attached hereto as Exhibit A (the "Preferred Stock").

     Section 1.2. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. The Preferred Stock and the shares of Company common stock issuable upon conversion of the Preferred Stock (the "Conversion Shares") are sometimes referred to collectively herein as the "Securities."

SECTION 2.  SALE AND PURCHASE OF PREFERRED STOCK.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to Purchaser and Purchaser will purchase from the Company concurrently with the execution of this Agreement the number of shares of Preferred Stock specified in Schedule A at a purchase price equal to the product of such number of shares times $25 per share.

SECTION 3.  CLOSING.

     (a) Concurrently with the execution of this Agreement and delivery by Purchaser to the Company of immediately available funds in the amount of the purchase price therefor by wire transfer for the account of the Company previously furnished to Purchaser, the Company will deliver to Purchaser a certificate evidencing Purchaser's ownership of the number of shares of Preferred Stock set forth opposite its name in Schedule A, dated the date hereof (collectively, referred to as the "Closing").

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Purchaser that:

     Section 4.1. Organization; Power and Authority. The Company and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and their respective jurisdictions of organization. The Company and each of its Subsidiaries has the corporate power and authority to conduct their businesses as they are now conducted, and the Company has the corporate power and authority to execute and deliver this Agreement, and to perform the provisions hereof.

     Section 4.2. Authorization, Etc. This Agreement has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The issuance and sale of shares of Preferred Stock and the Conversion Shares have been authorized by all requisite corporate action, and upon such issuance and sale shall constitute validly issued, fully paid, nonassessable shares of outstanding Preferred Stock or Common Stock, as the case may be, of the Company.

     Section 4.3.  Capitalization.

       (a) The authorized equity securities of the Company consist of 15,000,000 shares of AMCON Common Stock, $0.01 par value per share ("Company Common Stock"), and 1,000,000 shares of preferred stock, $0.01 par value per share ("AMCON Preferred Stock"). As of the date hereof, (i) 527,062 shares of Company Common Stock were issued and outstanding, (ii) 100,000 shares of Company Series A Convertible Preferred Stock were issued and outstanding;
(iii) 80,000 shares of Company Series B Convertible Preferred Stock were issued and outstanding; (iv) stock options to purchase an aggregate of 36,029 shares of Company Common Stock were issued and outstanding (the "Company Stock Options") and (v) no shares of Company Common Stock were held in its treasury. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

       (b) As of the date hereof, except (i) as set forth in Schedule 4.3, or (ii) as set forth in this Section 4.3 there are no outstanding (x) shares of capital stock or other voting securities of the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (z) options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital

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stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (x), (y) and (z) being referred to collectively as the "AMCON Securities"). There are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any AMCON Securities. Except as set forth on Schedule 4.3, there are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person other than in the ordinary course of business consistent with past practice. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party, or of which the Company is aware, relating to voting, registration or disposition of any shares of capital stock of the Company or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of the Company.

     Section 4.4.  AMCON SEC Documents.

       (a) AMCON has made available to the Purchaser the AMCON SEC Documents. AMCON has timely filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since October 1, 2002 and no Subsidiary of AMCON is required to file any form, report, registration statement or prospectus or other document with the SEC; provided, however, that AMCON has not filed a Form 10-K or 10-Q since the 10-K for the fiscal year ended September 24, 2004 and the 10-Q for the quarter ended June 30, 2005

       (b) As of its filing date, each AMCON SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be and the rules and regulations thereunder.

       (c) No AMCON SEC Document contained, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No AMCON SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

       (d) Each of the consolidated balance sheet of AMCON included in or incorporated by reference into the AMCON SEC Documents (including the related notes and schedules) fairly presents the consolidated financial position of AMCON and its Subsidiaries as of its date (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not reasonably expected to be material in amount or effect), and each of the consolidated statements of income, retained earnings and cash flows of AMCON included in or incorporated by reference into AMCON SEC Documents (including any related

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notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of AMCON and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not reasonably expected to be material in amount or effect). The consolidated financial statements of AMCON and its Subsidiaries, including the notes thereto, included in or incorporated by reference into the AMCON SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with GAAP (except as may be indicated in the notes thereto). Since October 1, 2002, there has been no material change in AMCON's accounting methods or principles except as described in the notes to such AMCON financial statements.

     Section 4.5. Absence of Certain Changes and Events. Except as set forth on Schedule 4.5, since June 30, 2005, (a) AMCON has suffered no Material Adverse Effect and there is no condition, event, fact or circumstance that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (b) AMCON has conducted its business only in the ordinary course of business; and (c) AMCON has entered into no transactions that would be required to be disclosed by AMCON in its Form 10-K for the year ended September 30, 2005.

     Section 4.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement will not
(a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, certificate of designation, lease, corporate charter or bylaws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     Section 4.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement.

     Section 4.8  Litigation; Observance of Agreements, Statutes and Orders.

       (a) Except as set forth in Schedule 4.8, there are no actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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       (b)  Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

Purchaser represents and warrants to the Company that:

     Section 5.1. Authorization, Etc. This Agreement has been duly authorized by all necessary action, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.2. Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

     Section 5.3. Disclosure of Information. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management, the Company has responded to such questions to the full satisfaction of the Purchasers, and the Purchaser has had an opportunity to review the Company's facilities.

     Section 5.4. Restricted Securities. The Purchaser understands that the Securities have not been, and, except with respect to Conversion Shares as provided in Section 6.3 hereof, will not be, registered under the Securities Act, and may not be offered or sold except by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under

                                     5

applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in this Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

     Section 5.5. Legends. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

       (a) The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, pledged, hypothecated, donated or otherwise transferred, whether or not for consideration, without an effective registration statement under the Act, and any applicable state securities laws, or an opinion of counsel satisfactory to the Corporation that such registration is not required with respect to the proposed disposition thereof and that such disposition will not cause the loss of the exemption upon which the Corporation relied in selling such shares to the original purchaser.

       (b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

     Section 5.6. Accredited Investor. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     Section 5.7 No General Solicitation. Neither the Purchaser, nor, if applicable, any of its officers, directors, employees, agents, stockholders or partners, has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.

     Section 5.8 Residence. The office of the Purchaser in which its principal place of business is located at the address or addresses of the Purchaser set forth on Schedule A.



                                     6



SECTION 6.  AGREEMENTS RESPECTING SECURITIES LAWS.

     Section 6.1. Limitations on Resale. Purchaser agrees that it will not sell, assign or transfer any of the Securities at any time in violation of the Securities Act and acknowledges that it is taking unregistered securities, it must continue to bear the economic risk of its investment for an indefinite period of time because of the fact that the Securities have not been registered under the Securities Act or any applicable state securities laws, and it realizes that the Securities cannot be sold unless subsequently registered under the Securities Act, and any applicable state securities laws, or an exemption from such registration is available. It recognizes that the Company is not assuming any obligation to register the Securities, except to the extent expressly set forth herein. Purchaser agrees that appropriate legends reflecting the status of the Securities under the Securities Act, and any applicable state securities laws, may be placed on the face of the certificates for such Securities at the time of their issuance to it and upon any transfer to any assignee.

     Section 6.2. Transfer of Restrictions. The Securities may not be transferred except to an Affiliate or in a transaction which is in compliance with the Securities Act and applicable state securities laws. Except as hereinafter provided with respect to registration of the Securities, it shall be a condition to any such transfer that the Company shall be furnished with an opinion of counsel to the holder of such securities, satisfactory to the Company, to the effect that the proposed transfer would be in compliance with the Securities Act and applicable state securities laws and that such transfer would not cause the loss of the exemption from such registration relied upon by the Company originally selling the securities to Purchaser.

     Section 6.3.  Registration of Conversion Shares.

       (a) The Company shall use its commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the "SEC") as soon as practicable, but in no event later than 180 days following the Closing (the "Filing Date"), a registration statement (the "Registration Statement") and such other documents as may be necessary in the opinion of counsel for the Company on such form of Registration Statement as is then available to effect a registration respecting the sale by the holders of the Conversion Shares. The Registration Statement filed hereunder, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Company Common Stock as may become issuable upon conversion of the Preferred Stock to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Registration Statement (and each amendment or supplement thereto) shall be provided to (and subject to the approval of, which shall not be unreasonably withheld) Purchaser prior to its filing or other submission. Purchaser and the other holders of Conversion Shares who are eligible to sell Conversion Shares under such Registration Statement, together with their affiliates, are hereafter referred to as "Offering

                                     7


Holders." The Company will include in such Registration Statement (i) the information required under the Securities Act to be so included concerning the Offering Holders (and each Offering Holder hereby agrees to promptly provide any such information to the Company), including any changes in such information that may be provided by the Offering Holders in writing to the Company from time to time, and (ii) a section entitled "Plan of Distribution" that describes the various procedures that may be used by the Offering Holders in the sale of their Conversion Shares.

       (b) The Company shall use its commercially reasonable efforts to have the Registration Statement to be declared effective as soon as reasonably practicable after such filing.

       (c) Notwithstanding the foregoing provisions of this Section 6.3, the Company may voluntarily suspend the effectiveness of any such Registration Statement for a limited time, which in no event shall be longer than 60 days in any three-month period and no longer than 90 days in any twelve month period, if the Company has been advised in writing by counsel or underwriters to the Company that the offering pursuant to the Registration Statement would materially adversely affect, or would be improper in view of, or improper without disclosure in a prospectus of a proposed financing, reorganization, recapitalization, merger, consolidation, or similar transaction involving the Company or if a required post-effective amendment has not been declared effective by the SEC or any state securities law regulator. The Company shall notify all Offering Holders to such effect, and, upon receipt of such notice, each such Offering Holder shall immediately discontinue any sales pursuant to such Registration Statement until such Offering Holder has received copies of a supplemented or amended prospectus or until such Offering Holder is advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

       (d) If any event occurs that would cause any such Registration Statement to contain a material misstatement or omission or not to be effective and usable during the period that such Registration Statement is required to be effective and usable, the Company shall promptly notify the Offering Holders of such event and, if requested, the Offering Holders shall immediately cease making offers and return all prospectuses to the Company. The Company shall promptly file an amendment to the Registration Statement to correct such misstatement or omission and use its commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable thereafter. The Company shall promptly provide the Offering Holders with revised prospectuses and, following receipt of the revised prospectuses, the Offering Holders shall be free to resume making offers.

       (e) In connection with the registration of the Conversion Shares pursuant to the Registration Statement, the Company shall have the following obligations:

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            (i) The Company shall respond promptly to any and all comments made by the staff of the SEC to the Registration Statement, and shall submit to the SEC, before the close of business on the business day immediately following the business day on which the Company learns (either by telephone or in writing) that no review of the Registration Statement will be made by the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date as soon as practicable. Subject to Section 6.3(c), the Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which all Conversion Shares covered by the Registration Statement have been sold (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) (A) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (B) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Registration Statement or incorporated by reference therein (x) shall comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto, (y) shall be prepared in accordance with GAAP (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements) and (z) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to year-end adjustments).

            (ii) The Company shall (x) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period (subject to any suspensions of the effectiveness of the Registration Statement due to delays in post-effective amendments being declared effective by the SEC as provided in Section 6.3(c)), and (y) during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by the Registration Statement until such time as all of such Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

            (iii) Upon Purchaser's request, the Company shall furnish to Purchaser (if Purchaser's Securities are included in the Registration Statement) (x) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, as applicable, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion thereof that contains information for which the Company has sought confidential treatment), (y) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (z) such number of copies of a prospectus, including a preliminary prospectus, all amendments and supplements thereto as Purchaser may reasonably request.

            (iv) The Company shall use its commercially reasonable efforts to (x) register and qualify the Conversion Shares covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Offering Holder reasonably requests, (y) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications and take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period (subject to Section 6.3(c)), and (z) take all other actions reasonably necessary or advisable to qualify such Conversion Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (iv), (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause the Company undue expense or burden, or (E) make any change in its Certificate of Incorporation or Bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

            (v) As promptly as practicable after becoming aware of such event, the Company shall (x) notify Purchaser by telephone and facsimile of the happening of any event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (y) promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to Purchaser as Purchaser may reasonably request.

            (vi)  The Company shall use its commercially reasonable efforts
(i) to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing the Registration Statement), and (ii) to notify Purchaser if Purchaser's Conversion Shares are being sold under such Registration Statement (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if the Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to Purchaser as Purchaser may reasonably request).

            (vii) The Company shall hold in confidence and not make any disclosure of information concerning Purchaser that is provided to the Company unless (v) disclosure of such information is necessary to comply with federal or state securities laws, (w) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (x) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (y) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (z) Purchaser consents to the form and content of any such disclosure.
The Company shall, upon learning that disclosure of any information concerning Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to Purchaser prior to making such disclosure, and cooperate with Purchaser, at Purchaser's expense, in taking appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

            (viii) At Purchaser's request, the Company shall prepare and file with the SEC at the Purchaser's expense such amendments (including post-effective amendments) and supplements to the Registration Statement required to be filed hereunder and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in the Registration Statement.

            (ix) The Company shall comply with all applicable laws related to the Registration Statement and offering and sale of securities and all applicable rules and regulations of Governmental Authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act and the rules and regulations thereunder promulgated by the SEC).

       (f) Except as provided below in this Section 6.3, the expenses incurred by the Company in connection with action taken by the Company to comply with this Section 6, including, without limitation, all registration and filing fees, printing and delivery expenses, accounting fees, fees and disbursements of counsel to the Company, fees and disbursements of counsel to Purchaser, consultant and expert fees, premiums for liability insurance, if the Company chooses to obtain such insurance, obtained in connection with a registration statement filed to effect such compliance and all expenses, including counsel fees, of complying with any state securities laws, shall be paid by the Company. The Company shall not be obligated in any way in connection with any registration pursuant to this Section 6 for any selling commissions or discounts payable by Purchaser to any underwriter or broker of securities to be sold by Purchaser. Purchaser agrees to pay all expenses required to be borne by Purchaser.

       (g) In the event of any registration of Conversion Shares pursuant to this Section 6.3, the Company will indemnify and hold harmless each Offering Holder, its officers, directors and each underwriter of such securities, and any person who controls such Offering Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against (A) all claims, actions, losses, damages, liabilities and expenses, joint or several, to which any of such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (B) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law (including, without limitation, any state securities law), rule or regulation relating to the offer or sale of the Offering Shares (the matters in the foregoing clauses (A) and (B), collectively, "Violations") and will reimburse such Offering Holder, its officers, directors and each underwriter of such securities, and each such controlling person or entity for any legal and any other expenses reasonably incurred by such Offering Holder, such underwriter, or such controlling person or entity in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises directly out of or is based primarily upon an untrue statement or omission made in said registration statement, said preliminary prospectus or said prospectus, or said amendment of supplement in reliance upon and in conformity with written information furnished to the Company by such Offering Holder or such underwriter specifically for use in the preparation thereof; and provided, further however, that the Company will not be liable to such Offering Holder in any such case to the extent that any such loss, claim, damage or liability or action arises directly out of or is based primarily upon an untrue statement or omission made in any preliminary prospectus or final prospectus if (i) such Offering Holder failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Offering Shares, and (ii) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.

       (h) At any time when a prospectus relating to the Offering is required to be delivered under the Securities Act, the Company will notify

Purchaser of the happening of any event, upon the notification or awareness of such event by an executive officer of the Company, as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

       (i) In the event Purchaser is an Offering Holder, Purchaser agrees to indemnify and hold harmless the Company, its officers, directors and any person who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities, or actions, joint or several, to which the Company, its officers, directors, or such controlling person or entity may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, or actions
(i) arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that any such loss, claim, damage, liability, or action arises out of or is based upon an untrue statement or omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Purchaser or any affiliate (as defined in the Securities Act) of Purchaser specifically for use in the preparation thereof or (ii) result from Purchaser's failure to deliver a copy of the final prospectus and any amendment or supplement thereto to each purchaser.

       (j) Any party entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (which consent may not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (selected by Purchaser) for Purchaser and for all other parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

       (k) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party shall make the maximum contribution with respect to any amounts for which it would otherwise be liable to the fullest extent permitted by law as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the violation giving rise to the applicable claim; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6(g) or 6(i), as applicable, (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Conversion Shares who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of the Securities shall be limited in amount to the amount of proceeds received by such seller from the sale of such Conversion Shares.

       (l) With a view to making available to Purchaser the benefits of Rule 144 promulgated under the Securities Act, the Company agrees that it will use its commercially reasonable efforts to maintain registration of its Common Stock under Section 12 or 15 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Exchange Act so as to maintain the availability of Rule
144. Upon Purchaser's request, the Company will deliver to Purchaser a written statement as to whether it has complied with the reporting requirements of Rule 144, and such other information in the possession of the Company as may be reasonably requested to permit Purchaser to sell Securities under Rule 144 without registration.

       (m) The Company agrees to cooperate with Purchaser to facilitate the timely preparation and delivery of certificates representing Conversion Shares to be sold by Purchaser pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by applicable law and this Agreement, of all restrictive legends, and to enable such Conversion Shares to be in such denominations and registered in such names as Purchaser may request at least two (2) Business Days prior to any sale of Conversion Shares. In connection therewith, the Company shall within three (3) Business Days after the effectiveness of the Registration Statement cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue such Conversion Shares without legend upon sale by Purchaser of such Conversion Shares under the Registration Statement.

       (n) Purchaser agrees that it will, and that it will cause its counsel and other advisors that are provided with such information to, hold in confidence any non-public information received as a result of the Company complying with its obligations under this Section 6.3 until such time as the non-public information is publicly disclosed.

       (o) The Company agrees to list on the American Stock Exchange (or such other securities exchange or market on which the Common Stock may be traded) the Conversion Shares.

       (p) The registration rights under this Section 6 shall automatically transfer to successor owners of Preferred Stock and Conversion Shares.

SECTION 7.  NOMINEE TO BOARD OF DIRECTORS

       (a) If, assuming conversion of all shares of Preferred Stock, the Purchaser and its Affiliates beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) shares of Company Common Stock which represent five percent (5%) or more of the outstanding shares of Company Common Stock ("Ownership Amount") as of the record date for the applicable meeting at which directors are to be elected, the Purchaser shall have the right to nominate for election one director to serve on the Company's Board of directors. Such director shall be in addition to, and not in lieu of, Messrs. Allen D. Petersen and Christopher H. Atayan, who shall continue, with their consent, to be nominated to the Company's Board of Directors, with the Company also taking the actions with respect to them described in Section 7(b) below to cause their election. Further, on March 21, 2006, the Company shall take such action to cause the additional director to be elected to the Company's Board of Directors by the filling of a vacancy through an increase in the size of the Board or otherwise. The initial additional director shall be Jeremy W. Hobbs.

       (b) For so long as Purchaser is entitled to nominate an additional director to serve on the Board of Directors of the Company under the provisions of Section 7(a), the Company shall, (i) in connection with any vote or meeting of stockholders of the Company at which directors are to be elected, nominate the nominee of the Purchaser and (ii) use its reasonable best efforts to cause his or her election to the Board of Directors of the Company by the holders of the Common Stock, including (A) nominating such nominee, (B) including the nominee in the Company's proxy statement, (C) recommending a vote for such nominee, (D) casting votes pursuant to proxies given to the Company in favor of such nominee and (E) taking or causing to be taken, all other actions and doing, or causing to be done, all other things necessary (in the reasonable opinion of the Purchaser) to give effect to the provisions of Section 7(a) above, as applicable. All persons nominated to the Board of Directors of the Company by the Purchaser pursuant to Section 7(a) shall receive the same compensation and benefits (including equity-based compensation) that are provided to the other non-executive members of the Board of Directors of the Company. In addition, for so long as the provisions of Section 7(a) remain in effect, the Company shall maintain policies of directors and officers liability insurance, with financially sound and reputable insurers, having terms that are customary for companies similarly situated.

       (c) The provisions of Section 7(a) relating to the right to elect the additional director are intended to operate in conjunction with the provisions contained in Section 2(d) and Section 7 of the Series C Preferred Certificate of Designation, such that, if the holder of Series C Preferred Shares is entitled to elect one or more directors pursuant to said Section

2(d) or Section 7 of the Series C Preferred Certificate of Designation, the Purchaser shall not be entitled to nominate the additional director pursuant to Section 7(a) during such period that the holder of Series C Preferred Shares is entitled to do so pursuant to the Certificate of Designation.

SECTION 8.  AMENDMENT AND WAIVER.

This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and Purchaser.

SECTION 9.  NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a)by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

       (a) If to Purchaser, to Purchaser or it at the address specified for such communications in Schedule A, or at such other address as Purchaser shall have specified to the Company in writing,

       (b) If to the Company, to the Company at 7405 Irvington Road, Omaha, Nebraska 68122 to the attention of Michael D. James, or at such other address as the Company shall have specified to Purchaser in writing. Notices under this Section 9 will be deemed given only when actually received.

SECTION 10.  CONFIDENTIAL INFORMATION.

For the purposes of this Section 10, "Confidential Information" means information delivered to Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature; provided that such term does not include information that (a) was publicly known or otherwise known to Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Purchaser or any Person acting on Purchaser's behalf, or (c) otherwise becomes known to Purchaser other than through disclosure by the Company or any Subsidiary. Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by Purchaser in good faith to protect confidential information of third parties delivered to Purchaser; provided that Purchaser may deliver or disclose Confidential Information to (i) Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of Purchaser's investment in the Securities), (ii) Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 10, (iii) any other holder of any Securities, (iv) any Institutional Investor to which Purchaser's sells or offer to sell such Securities or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10), (v) any Person from which Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10), (vi) any federal or state regulatory authority having jurisdiction over Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to Purchaser,
(x) in response to any subpoena or other legal process, or (y) in connection with any litigation to which Purchaser is a party, to the extent Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement or as a holder of Securities. On reasonable request by the Company in connection with the delivery to any holder of Securities of information required to be delivered to such holder under this Agreement or requested by such holder, such holder will enter into an agreement with the Company embodying the provisions of this Section 10.

SECTION 11.  OTHER AGREEMENTS

     Section 11.1. Use of Proceeds. The entire $2,000,000 of proceeds received by the Company from the sale of the Preferred Stock will be used solely to pay down the existing secured credit facilities of AMCON from LaSalle Bank National Association.

     Section 11.2. Listing on Securities Exchange. The Company shall file an additional listing application with the American Stock Exchange for the listing of the Conversion Shares as soon as reasonably practicable.

     Section 11.3. Execution of Loan Agreement. The Execution of this Agreement will be timed to coincide with or be subsequent to the execution of sixth amendment to Amended and Restated Loan and Security Agreement (the "Loan Agreement") by and between, among others, the Company and LaSalle Bank National Association, as agent, which Loan Agreement shall contain terms satisfactory to Purchaser, including but not limit to, terms relating to availability of over advances to AMCON, provisions permitting the payment of dividends on the Preferred Stock, and other credit and liquidity issues. The Loan Agreement will not be further amended without the consent of Purchaser at any time during the period that Purchaser and its Affiliates beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) the Ownership Amount (the "Ownership Period").

     Section 11.4. Corporate and Management Structure. The Company shall implement a holding company structure (the "Structure") reasonably satisfactory to Purchaser pursuant to which the Company's various businesses will be owned by the Company (unless sold) but separated for management, operations, certain financing and other purposes. The Structure shall be functional immediately upon Closing, with the legal form (including, without limitation, amendments to By-laws of the Company and its Subsidiaries reasonably satisfactory to Purchaser to implement the Structure and the other provisions of this Section 11.4) to follow as soon as practicable. Upon the Closing, the Company shall also create a holding company Office of the Chairman. Members of such Office will be William F. Wright as Chairman, Christopher H. Atayan as Vice Chairman and a Chief Financial Officer to be designated by Purchaser. Such members of the Office of the Chairman shall be officers of the Company. From and after the Closing until such time designated by Purchaser, the Office of the Chairman will be headquartered in Chicago with Purchaser providing office space for a nominal consideration. Kathleen M. Evans, Eric J. Hinkefent and the new Chief Executive Officer of Hawaiian Natural Water Co., Inc., a subsidiary of the Company ("Hawaiian Springs") and their respective successors will report to the Office of the Chairman. Michael D. James will continue as Chief Accounting Officer and Chief SEC Compliance Officer of the Company and as Chief Financial Officer of the convenience store distribution business. Mr. James and his successor will report to the office of the Chairman. Purchaser will provide interim management support to Hawaiian Springs on a contract basis mutually agreed upon until the new Chief Executive Officer of Hawaiian Springs is elected. The Company shall use its reasonable best efforts (and cause its Subsidiaries to use their respective reasonable best efforts) to fully implement and comply with the foregoing provisions and rights of Purchaser; provided, however, that anything in this Section 11.4 to the contrary notwithstanding, nothing contained in this Section 11.4 shall: (i) limit the discretion of the Board of Directors of the Company to elect or remove officers (or their successors) of the Company, amend the By-laws of the Company or otherwise manage the business and affairs of the Company; or (ii) create any employee or other rights of officers or employees of the Company or its Subsidiaries or modify or affect any employee or severance agreement.

     Section 11.5. Payment of Counsel Fees. The Company agrees to reimburse the Purchaser at the Closing for all reasonable fees and out-of-pocket expenses of counsel to the Purchaser in connection with its representation of Purchaser in the purchase of the Preferred Stock.

SECTION 12.  MISCELLANEOUS.

     Section 12.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of Preferred Stock or Conversion Shares) whether so expressed or not.

     Section 12.2. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability and without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 12.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 12.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 12.5. Governing Law; Costs. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Delaware, excluding choice-of- law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State. In the event of a dispute under this Agreement, the substantially prevailing party shall be entitled to recover its costs and expenses, including attorneys' fees and expenses, from the other party.

     Section 12.6. Amendments and Waivers. This Agreement may only be amended by an instrument in writing signed by the Company and Purchaser. Any failure of any party to comply with any obligation, covenant, agreement, condition or provision herein may be waived only by a written instrument signed by the party granting such waiver and such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, condition or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

AMCON DISTRIBUTING COMPANY

By: /s/ Kathleen M. Evans
    ---------------------
    Kathleen M.  Evans
    President

DRAUPNIR CAPITAL, LLC

By: /s/ Jeremy W. Hobbs
    -------------------
    Jeremy W. Hobbs
    Chief Executive Officer
                                     19




Exhibit A Form of Certificate of Designations regarding
          Series C Preferred Stock

Schedule A     Description of number of shares of Securities purchased

Schedule B     Definitions of Capitalized Terms

Schedule 4.3   Outstanding Contractual Obligations

Schedule 4.5   Certain Changes and Events


-----------------------------------------------------------------------------

           EXHIBIT A (to Securities Purchase Agreement)

                   CERTIFICATE OF DESIGNATIONS


[Filed with this Report on Form 8-K as Exhibit 4.1]


-----------------------------------------------------------------------------

           SCHEDULE A (to Securities Purchase Agreement)
       DESCRIPTION OF NUMBER OF SHARES OF SECURITIES PURCHASED


                       Number of Shares of
                     Series C Preferred Stock
                          to be Purchased
                     ------------------------



DRAUPNIR CAPITAL, LLC
515 North State Street
Suite 2650
Chicago, Illinois 60610
Attn:  Jeremy W. Hobbs
Chief Executive Officer                        Number of Shares: 80,000











                SCHEDULE B (to Securities Purchase Agreement)

                               DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

"Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

"AMCON SEC Documents" means all documents required to be filed with the SEC by AMCON, including without limitation, (i) AMCON's annual report on Form 10-K for its fiscal year ended September 30, 2004, as amended (the "AMCON 10-K"), (ii) AMCON's quarterly reports on Form 10-Q for its fiscal quarters ended December 31, 2004, as amended, March 31, 2005 and June 30, 2005 and
(iii) all other reports, filings, registration statements and other documents filed by it with the SEC since September 30, 2004.

"Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, New York or Omaha, Nebraska are required or authorized to be closed.

"Certificate of Designations" is defined in Section 1.

"Closing" is defined in Section 3.

"Company" means AMCON Distributing Company, a Delaware corporation. "Confidential Information" is defined in Section 9.

"Conversion Shares " means the shares of Common Stock, par value $.01 per share, of the Company issuable upon conversion of the Preferred Stock.

"Exchange Act" means the Securities Exchange Act of 1934, as amended. "GAAP" means generally accepted accounting principles as practiced in the United States.








"Governmental Authority" means:

   (a) the government of

      (i) the United States of America or any State or other political subdivision thereof, or

      (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

   (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

"Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

   (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

   (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

   (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

   (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

"Hawaiian Springs" is defined in Section 11.

"Indebtedness" with respect to any Person means, at any time, without duplication,

   (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock;



   (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

   (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

   (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

   (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

   (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

"Knowledge"--an individual will be deemed to have Knowledge of a particular fact or other matter if that individual is actually or should have been aware of that fact or matter. A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as an officer of that Person has, or at any time had, Knowledge of that fact or other matter.

"Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, or (c) the validity or enforceability of this Agreement.

"Ownership Amount" is defined in Section 7.

"Ownership Period" is defined in Section 11.3.

"Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

"Preferred Stock" is defined in Section 1.

"Property" or "Properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

"SEC" means the Securities and Exchange Commission.

"Securities" is defined in Section 1.2.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"Structure" is defined in Section 11.4.

"Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

"Voting Stock" means securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

























             SCHEDULE 4.3 (to Securities Purchase Agreement)
                  OUTSTANDING CONTRACTUAL OBLIGATIONS

On June 17, 2004, AMCON completed the acquisition of substantially all of the assets of Trinity Springs Ltd., which included real estate, water rights and equipment. AMCON organized a newly formed, wholly- owned subsidiary, which changed its name to Trinity Springs, Inc., to acquire the assets from the
selling entity.   The acquisition consideration paid by the subsidiary
consisted of, among other things, (i) a royalty by Trinity Springs, Inc. to the selling entity equal to the greater of 4% of net sales of Trinity Springs, Inc. or $.03 per liter of water extracted for commercial purposes from the source and (ii) 15% of the common stock of Trinity Springs, Inc.
The selling entity has the right to elect to have the water royalty paid in up to 41,666 shares of AMCON common stock valued on the basis of the average closing price for the 30 days preceding the date of issuance. In addition, the selling entity can convert its 15% of the common stock in Trinity Springs, Inc. into 16,666 shares of AMCON common stock. The rights and obligations described on this Schedule are subject to the imposition of a possible rescission remedy as described in AMCON's SEC Documents.


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             SCHEDULE 4.5 (to Securities Purchase Agreement)
                      CERTAIN CHANGES AND EVENTS


None, except as described in AMCON's SEC Documents.

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             SCHEDULE 4.8 (to Securities Purchase Agreement)
                            LITIGATION

None, except as described in AMCON's SEC Documents.

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